UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

Creative Medical Technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2017 W Peoria Avenue, Phoenix, AZ 85029
(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 680-7439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2018, Creative Medical Technology Holdings, Inc. (the “Company”) entered into a Debt Settlement Agreement with Timothy Warbington, our CEO, Chairman, and principal shareholder, and Creative Medical Health, Inc., the parent of the Company, to exchange $150,000 in debt owed to Mr. Warbington for 3,000,000 shares of Series A Preferred Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2018, the Board of Directors authorized, adopted, and filed the Certificate of Designation creating the Series A Preferred Stock from the authorized preferred shares of the Company. The Series A Preferred Stock has the following rights and preferences:

•	The new series consists of 3,000,000 shares of the authorized but unissued preferred stock of the Company;
•	Holders of the Series A Preferred Stock will be entitled to participate with the holders of the Company’s common stock pari passu in any dividends paid or set aside for payment by the Board of Directors;
•	Upon liquidation holders of shares of Series A Preferred Stock then outstanding will be entitled to receive, before any payment is made or any assets distributed to the holders of the common stock, an amount per share of the Series A Preferred Stock equal to $0.05 plus simple interest at the rate of 8% per annum from the issuance date of the outstanding shares of Series A Preferred Stock;
•	Each Share of Series A Preferred Stock entitles the holder thereof to vote with the holders of common stock, voting together as a single class, with respect to any and all matters presented to the holders of common stock and entitles each share of Series A Preferred Stock to cast 1,000 votes per share;
•	On or after the fourth anniversary of the issuance date of shares of the Series A Preferred Stock, the Company, at its option, may redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock by paying to the holder a cash amount equaling $0.05 plus simple interest at the rate of 8% per annum from the date of issuance of the shares, plus any accrued and unpaid dividends thereon to the date fixed for redemption; and
•	The Series A Preferred Stock is not convertible into common shares or any other class of authorized stock of the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Series A Preferred Stock Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: January 16, 2018	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer